UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

INDALEX HOLDINGS FINANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138178	20-3730880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Tri-State International, Suite 450
Lincolnshire, IL 60069

(Address of principal executive offices, including Zip Code)

(847) 810-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 6, 2009, Indalex Holdings Finance, Inc. (the “Company”), Indalex Holding Corp., Indalex Limited, the subsidiaries of Indalex Holding Corp. party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto, entered into Amendment No. 2, Waiver and Agreement (the “Forbearance Agreement”) to the Amended and Restated Credit Agreement, dated as of May 21, 2008 (the “Amended Credit Agreement”), by and among the Company, Indalex Holding Corp., Indalex Limited, the subsidiaries of Indalex Holding Corp. party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.  Pursuant to the terms of the Forbearance Agreement, the lenders agreed to waive (the “Waiver”) the condition precedent to the making of any revolving loan under the Amended Credit Agreement that no default shall have occurred and be continuing, solely with respect defaults arising directly as a result of: (i) the failure of the borrowers to make the semi-annual interest payment on Indalex Holding Corp.’s 11 1/2% Second-Priority Senior Secured Notes due 2014 (the “11 1/2% Notes”); (ii) the failure of the borrowers to comply with the minimum fixed charge coverage ratio covenant in the Amended Credit Agreement; (iii) the failure by the borrowers to make prepayments required to be made when the revolving loans exceed the borrowing base less an availability block of $15.0 million; and (iv) the failure by the borrowers to make the scheduled interest payment on the initial term loan and the incremental term loan (together, the “Term Loans”) made by an affiliate of Sun Capital Partners, the Company’s equity sponsor, under the Amended Credit Agreement, which were due on February 27, 2009 (each, a “Specified Event of Default”).

The Waiver will terminate and expire at the earlier of: (i) 11:59 p.m., New York City time, on March 27, 2009, (ii) the filing of an involuntary case, action, proceeding or petition relating to liquidation or reorganization under bankruptcy, insolvency, receivership or similar laws, or the appointment of a receiver for a substantial part of any borrower’s assets; (iii) the occurrence of any other event of default under the Amended Credit Agreement; and (iv) acceleration of the 11 1/2% Notes or any other action in respect of the enforcement of payment on the 11 1/2% Notes.

Pursuant to the Forbearance Agreement, the aggregate revolving commitments were reduced by $50.0 million, with a corresponding reduction in the Canadian sub-cap of $20.0 million.  As a result, the aggregate amount of loans permitted to be made to Indalex Holding Corp. under the revolving credit facility may not exceed a borrowing base comprised of the eligible accounts receivable, inventory, machinery and equipment and real property of Indalex Holding Corp. and its wholly owned domestic subsidiaries, subject to an aggregate total cap, when taken together with loans made to Indalex Limited, of $150.0 million.  The aggregate amount of loans permitted to be made to Indalex Limited under the Canadian revolving credit sub-facility may not exceed a borrowing base comprised of the eligible accounts receivable, inventory, machinery and equipment and real property of Indalex Limited and its wholly owned Canadian subsidiaries, subject to an aggregate sub-cap of $60.0 million and further subject to an aggregate total cap, when taken together with loans made to Indalex Holding Corp., of $150.0 million.

The Forbearance Agreement also permits overadvances that would otherwise exceed availability under the borrowing base formula in amounts not exceeding $4.7 million in the case of Indalex Holding Corp. and $1.6 million in the case of Indalex Limited.

The Forbearance Agreement provides for an increase in the applicable margin for Eurodollar revolving loans and B/A drawings to 6.25% per annum, and an increase in the applicable margin for ABR revolving loans, U.S. base rate revolving loans and Canadian base rate revolving loans to 5.25% per annum.  The Forbearance Agreement also provides for monthly interest payments on revolving loans under the Amended Credit Agreement.  Swingline loans may no longer be made.

The Forbearance Agreement imposes separate availability blocks on the U.S. portion of the revolving credit facility and Canadian revolving credit sub-facility such that U.S. revolving loans may not exceed the domestic borrowing base less an availability block of $13.0 million, and Canadian revolving loans may not exceed the Canadian borrowing base less an availability block of $2.0 million.  The parties further agreed that full cash dominion is in effect on the date of the Forbearance Agreement.

On and after the date of the Forbearance Agreement, interest accrued on the Term Loans will be added to the principal balance of the Term Loans, or paid-in-kind, on each applicable interest payment date.

The Forbearance Agreement amends the collateral proceeds waterfall so that the lenders receive proceeds of collateral in respect of U.S. secured obligations before the proceeds in respect of Canadian secured obligations.  Pursuant to the Forbearance Agreement, Indalex Holding Corp.’s obligations under the revolving credit facility will be guaranteed by the Company, each domestic subsidiary of Indalex Holding Corp. and certain foreign subsidiaries of Indalex Holding Corp.  Indalex Holding Corp.’s obligations under the U.S. portion of the revolving credit facility and the guarantees thereof will be secured by a first-priority lien on all of the tangible and intangible assets of Holdings, Indalex Holding Corp. and each domestic subsidiary of Indalex Holding Corp., as well as 100% of the capital stock of Indalex Holding Corp. and the Company’s domestic and foreign subsidiaries, including Indalex Limited, and certain material assets acquired by domestic and foreign subsidiaries after the date of the Amended Credit Agreement.

Pursuant to the Forbearance Agreement, the parties agreed to certain changes in the calculation of the borrowing base.  In addition, the Company agreed to, among other things: (i) deliver weekly cash flow information, other financial reports and borrowing base certificates to the lender and to hold weekly conference calls with the lenders; (ii) retain a financial advisor to review and advise the Company’s management concerning the Company’s business, finances and condition; and (iii) deliver a seven-month forecast and a restructuring plan for the Company and its subsidiaries to the lenders.  The Company agreed, for so long as any Specified Event of Default or other event of default has occurred and is continuing, that it will not (subject in each case to certain exceptions): incur indebtedness; incur liens; make investments, loans, advances guarantees or acquisitions; sell certain assets; enter into sale-leaseback transactions; enter into swap agreements; or make certain restricted payments or pay certain indebtedness.  The Company further agreed to cooperate with, and pay reasonable fees and disbursements for, a financial advisor engaged by the administrative agent in connection with a review of the business, finances and condition of the Company.

In addition, on March 6, 2009, the Company, Indalex Holding Corp., the subsidiaries of Indalex Holding Corp. party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into Amendment No. 1 to the Amended and Restated Domestic Security Agreement, dated as of May 21, 2008, among the Company, Indalex Holding Corp., the subsidiaries of Indalex Holding Corp. party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and Amendment No. 1 to the Canadian Security Agreement, dated as of Februay 2, 2006, among Indalex Holding Corp., Indalex Limited, the subsidiary parties identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

Item 8.01.  Other Events.

Indalex Holding Corp. did not make the $11.4 million interest payment that was due on February 2, 2009 (the “Interest Payment”) with respect to its 11 1/2% Second-Priority Senior Secured Notes due 2014 (the “11 1/2% Notes”) issued pursuant to an indenture, dated as of February 2, 2006 (the “Indenture”), by and among the Company, Indalex Holding Corp., the subsidiaries of Indalex Holding Corp. party thereto and U.S. Bank National Association, as trustee (the “Trustee”).  The failure to make the Interest Payment when due, if such failure continues for 30 days, constitutes an event of default under Section 6.01(1) of the Indenture.  On March 4, 2009, Indalex Holding Corp. received a notice of an event of default under the Indenture from the Trustee.  Upon an event of default, the Trustee or holders of at least 25% in principal amount outstanding of the 11 1/2% Notes may declare the principal of and accrued but unpaid interest on the 11 1/2% Notes to be due and payable immediately.  As of the filing of this current report on Form 8-K, the Company has not received an acceleration notice from the Trustee or from holders of 25% in principal amount outstanding of the 11 1/2% Notes.

Item 9.01.  Financial Statements and Exhibits

(d)  The following exhibits are filed with this report:

Exhibit No.	Description

10.1

Amendment No. 2, Waiver and Agreement, dated as of March 6, 2009, to the Amended and Restated Credit Agreement, dated as of May 21, 2008, by and among Indalex Holdings Finance, Inc., Indalex Holding Corp., Indalex Limited, the subsidiaries of Indalex Holding Corp. party thereto, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.

10.2

Amendment No. 1, dated as of March 6, 2009, to the Amended and Restated Domestic Security Agreement, dated as of May 21, 2008, among Indalex Holdings Finance, Inc., Indalex Holding Corp., the subsidiary parties identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

10.3

Canadian Security Agreement, dated as of Februay 2, 2006, among Indalex Holding Corp., Indalex Limited, the subsidiary parties identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

10.4

Amendment No. 1, dated as of March 6, 2009, to the Canadian Security Agreement, dated as of Februay 2, 2006, among Indalex Holding Corp., Indalex Limited, the subsidiary parties identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDALEX HOLDINGS FINANCE, INC.

/s/ Patrick Lawlor
Date: March 12, 2009	Name: Patrick Lawlor
Title: Chief Financial Officer